CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-1A of our report dated February 7, 2005, with respect to the financial statements and financial highlights of Index Plus Fund, Inc. which is included in such Post-Effective Registration Statement No. 3, and to the use of our name and the statement with respect to us, as appearing in Part B to the Registration Statement under the heading "Other Service Providers" in the Statement of Additional Information.

Helin, Donovan, Trubee & Wilkinson, LLP



Austin, Texas
February 22, 2005